Exhibit 10.04

First Amendment to Independent Contractor Agreement with Ben De Soto dated February 11, 2003

FIRST AMENDMENT TO AGREEMENT

This First Amendment to Independent Contractor Agreement (For Design, Illustration and Animation) (the "Amendment") is effective upon execution by all parties hereto, is by and between Doolittle Edutainment Corp., a Nevada corporation and predecessor in interest to Out of Bounds Sports Co. hereinafter (the ”Company”), whose principal place of business is 4180 La Jolla Village Drive, Suite 500, La Jolla, California 92037 and Ben De Soto, hereinafter (the “Contractor”) whose address is 69-A Via Amistosa, Rancho Santa Margarita, California 92688.,

RECITALS

A.       Whereas, on December 5, 2002, the Company and Contractor entered into an Independent Contractor Agreement (For Design, Illustration and Animation).

B.           Whereas, Exhibit 1 to said Agreement set forth the agreed upon Compensation Schedule.

C.           Whereas, upon illustration of the first book it has been determine that there will be more illustrations than originally planned and thus the parties hereto have agreed to amend the compensation schedule to reflect that an additional $1,500 fee will be paid for each book.

D.          Whereas, the parties desire to amend the Agreement and Exhibit 1 to the Agreement to reflect the change in Compensation.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained the parties hereto hereby agree as follows:

1.            That Exhibit 1 to the Independent Contractor Agreement (For Design, Illustration and Animation) dated December 5, 2002 is hereby is hereby amended to reflect the additional payment of $1,500 per book and shall read as set forth on Exhibit 1-A, attached hereto.

2.           All other terms and conditions of the Asset Purchase Agreement shall remain the same.

3.            It is expressly agreed that the parties may execute this agreement via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

                IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

The Company

Doolittle Edutainment Corp.

A Nevada Corporation

/s/ George G. Chachas
Dated: February 11, 2003	_________________________________
By: George G. Chachas
Its:	President

Contractor

/s/ Ben De Soto
Dated: February 16, 2003	_________________________________

By: Ben De Soto

EXHIBIT 1-A

FIRST AMENDED COMPENSATION SCHEDULE

Book 1 - The Story of Doolittle, An Exceptional Young Gorilla.

$1,100 for the Cover

$4,500 (i.e. approximately $300 for each ½ or full page illustration)

$5,600 Total Flat Fee

Book 3 - The Adventures of Dynamic Doolittle, Episode I - “The Problem With Paulie Python.

$1,100 for the Cover

$4,500 (i.e. approximately $300 for each ½ or full page illustration)

$5,600 Total Flat Fee

Book 3 - Doolittle’s Very, Very Bad Day.

$1,100 for the Cover

$4,500 (i.e. approximately $300 for each ½ or full page illustration)

$5,600 Total Flat Fee

Payment of Compensation:

The Company and Contractor agreed that each book will be done on the basis of:

(a)	an advance of $2,050 at the start of each book;
(b)	$2,050 upon presentation of the completed pencil version of each book; and
(c)	the balance of $1,500 on completion of the colored version of each book.